UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

TAILWIND FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-135790	13-4338095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 601-2422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed on January 23, 2009, Tailwind Financial Inc. (“Tailwind”), Allen-Vanguard Corporation (“Allen-Vanguard”) and a subsidiary of Tailwind formed for the purpose of effecting the acquisition of Allen-Vanguard (“AV Acquisition Corp.”) entered into an arrangement agreement pursuant to which AV Acquisition Corp. was to acquire all of the outstanding securities of Allen-Vanguard (“Arrangement Agreement”).

On April 6, 2009, Tailwind announced that it will no longer be pursuing the acquisition of Allen-Vanguard, as contemplated by the Arrangement Agreement, and cancelled its special meeting of stockholders scheduled for April 16, 2009.

Pursuant to its Second Amended and Restated Certificate of Incorporation, Tailwind will proceed with its liquidation and dissolution, since it will be unable to complete a business combination by April 17, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009	TAILWIND FINANCIAL INC.

	By:	/s/ Andrew A. McKay
Name: Andrew A. McKay
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 6, 2009